UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 17, 2012

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

German American Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 17, 2012. At the meeting, the holders of 12,594,993 of the Company’s common shares were entitled to vote. Matters voted upon at the annual meeting were as follows:

1.  Election of four directors, each to serve until the 2015 annual meeting of shareholders;

2.  Approval, by a non-binding advisory vote, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The final results of the votes taken at the annual meeting were as follows:

Proposal 1: Election of Four Directors for Terms Expiring in 2015:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Richard E. Forbes	7,440,572	125,817	2,210,546
U. Butch Klem	7,477,616	88,773	2,210,546
Chris A. Ramsey	7,488,141	78,248	2,210,546
Michael J. Voyles	7,428,914	137,475	2,210,546

Proposal 2: Approval, by a Non-Binding Advisory Vote, of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

9,547,062	120,583	103,506	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By:/s/ Mark A. Schroeder

Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Date:   May 22, 2012